EXHIBIT 99.1

Lumera Corporation Announces Management Change

BOTHELL, Wash.--(BUSINESS WIRE)--July 14, 2006--Lumera Corporation (NASDAQ:LMRA), an emerging leader in the field of nanotechnology, announced today that Robert Petcavich, Senior Vice President and Chief Technology Officer, has left the company to pursue other business interests. Earlier this year, Lumera reorganized into two operational business units placing technology development under the direction of the business unit heads.

"Bob contributed greatly to where Lumera is today and we thank him for his outstanding work. I know that his next challenge will be met with the same zeal and commitment that he gave to Lumera and wish him the utmost success," said Tom Mino, President and Chief Executive Officer.

About Lumera

Lumera is a leader in the emerging field of nanotechnology. The company designs proprietary molecular structures and polymer compounds for the bioscience and communications/computing industries, both of which represent large market opportunities. The company also has developed proprietary processes for fabricating such devices. For more information, please visit www.lumera.com.

Certain statements contained in this release are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other risk factors identified from time to time in the company's SEC reports, including its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q.

CONTACT: The Summit Group Communications
Todd Wolfenbarger, 801-595-1155
Cell: 801-244-9600
SOURCE: Lumera Corporation